                                                                  Exhibit (k)(1)


                                AMENDMENT TO THE
                     TRANSFER AGENCY AND SERVICES AGREEMENT


      THIS AMENDMENT, dated as of the 21st day of October, 2002 is made to the Transfer Agency and Services Agreement (the "Agreement") dated December 21, 1998, between each registered investment company listed on Exhibit 1 of the Agreement (as amended from time to time) (each a "Fund") and PFPC INC. ("PFPC").

                                   WITNESSETH

      WHEREAS, the parties to the Agreement desire to modify certain provisions of the Agreement.

      NOW THEREFORE, the Fund and PFPC agree that as of the date first referenced above, the Agreement shall be amended as follows:

      1. Exhibit 1 - List of Funds is hereby deleted and replaced with the revised Exhibit 1 attached hereto.

      2. This Amendment contains the entire understanding between the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the Agreement and related agreements, this Amendment shall control, but the Agreement and all related documents shall otherwise remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

The Funds Listed on Exhibit 1 of            PFPC INC.
the Agreement

By: /s/ Thomas J. Fetter                    By:  /s/ Michael G. McCarthy
    --------------------                         -----------------------

Name:  Thomas J. Fetter                     Name:  Michael G. McCarthy
       ----------------                            -------------------

Title:  President                           Title:  Sr. V.P. and General Manager
        ---------                                   ----------------------------
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                                                                       EXHIBIT 1

                                  LIST OF FUNDS

Eaton Vance Municipal Income Trust
Eaton Vance California Municipal Income Trust
Eaton Vance Florida Municipal Income Trust
Eaton Vance Massachusetts Municipal Income Trust
Eaton Vance Michigan Municipal Income Trust
Eaton Vance New Jersey Municipal Income Trust
Eaton Vance New York Municipal Income Trust
Eaton Vance Ohio Municipal Income Trust
Eaton Vance Pennsylvania Municipal Income Trust

Eaton Vance Insured Municipal Bond Fund
Eaton Vance Insured California Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund

Eaton Vance Insured Municipal Bond Fund II
Eaton Vance Insured Arizona Municipal Bond Fund
Eaton Vance Insured California Municipal Bond Fund II
Eaton Vance Insured Florida Municipal Bond Fund
Eaton Vance Insured Massachusetts Municipal Bond Fund
Eaton Vance Insured Michigan Municipal Bond Fund
Eaton Vance Insured New Jersey Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund II
Eaton Vance Insured Ohio Municipal Bond Fund
Eaton Vance Insured Pennsylvania Municipal Bond Fund
Eaton Vance Municipal Income Trust II


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